Exhibit 21.1

BURLINGTON NORTHERN SANTA FE CORPORATION
SUBSIDIARIES

BURLINGTON NORTHERN SANTA FE CORPORATION (DE)
Burlington Northern Santa Fe Insurance Company, Ltd. (Bermuda)	100%
FreightWise, Inc. (DE)	100%
BNSF Logistics, LLC (DE)	100%
Royal Cargo Lines, Inc. (TX)	100%
Meteor Communications Corporation (WA)	100%
MCC Holdings Corporation (WA)	100%
BNSF Railway Company (DE)	100%
BN Leasing Corporation (DE)	100%
BNSF Equipment Acquisition Company, LLC (DE)	100%
Bayport Systems, Inc. (TX)	100%
BayRail, LLC (DE)	100%
The Belt Railway Company of Chicago (IL)	100%
Burlington Northern and Santa Fe Railway Company	99%
de Mexico, S.A. de C.V. (Mexico)
Burlington Northern Santa Fe British Columbia, Ltd. (DE)	100%
BNSF Railway International Services, Inc. (DE)	100%
The Burlington Northern and Santa Fe Railway Company	1%
de Mexico, S.A. de C.V. (Mexico)
Burlington Northern (Manitoba) Limited. (Manitoba)	100%
Burlington Northern Railroad Holdings, Inc. (DE)	100%
Burlington Northern Santa Fe Manitoba, Inc. (DE)	100%
Burlington Northern Santa Fe Properties, L.L.C. (DE)	100%
Central California Traction Company (CA)	33%
Los Angeles Junction Railway Company (CA)	100%
Midwest/Northwest Properties Inc. (DE)	100%
Northern Radio Limited (British Columbia)	100%
The Oakland Terminal Railway (CA)	50%
Pine Canyon Land Company (DE)	100%
Rio Grande, El Paso and Santa Fe Railroad Company (TX)	100%
SFP Pipeline Holdings, Inc. (DE)	100%
Santa Fe Pacific Pipelines, Inc. (DE)	100%
Santa Fe Pacific Insurance Company (VT)	100%
Santa Fe Pacific Railroad Company (Act of Congress)	100%
Santa Fe Receivables Corporation (DE)	100%
Santa Fe Terminal Services, Inc. (DE)	100%
Star Lake Railroad Company (DE)	100%
St. Joseph Terminal Railroad Company (MO)	50%
Sunset Railway Company (CA)	50%
Western Fruit Express Company (DE)	100%
Winona Bridge Railway Company (MN)	100%
The Zia Company (DE)	100%

Non Profit:
BNSF Foundation (a Texas not-for profit corporation)

* The names of certain subsidiaries of Burlington Northern Santa Fe Corporation are omitted as those subsidiaries, considered as a single subsidiary, would not constitute a significant subsidiary.